POWER OF ATTORNEY

         I, the undersigned officer or trustee of the Pioneer mutual funds listed on Annex A, do hereby constitute and appoint John F. Cogan, Jr., Joseph
P. Barri, Dorothy E. Bourassa, Theresa A. Hamacher and Vincent Nave, and each of them acting singly, to be my true, sufficient and lawful attorneys, with full power to each of them and each of them acting singly, to sign for me, in my name and the capacities indicated below, (i) any Registration Statement on Form N-1A, Form N-14 or any other applicable registration form and any and all amendments thereto filed by any of the Pioneer mutual funds (each a "Trust") of which I am now or on the date of such filing a Trustee or officer of the Trust under the Investment Company Act of 1940, as amended, and under the Securities Act of 1933, as amended, with respect to the offering of its shares of beneficial interest, (ii) any application, notice or other filings with the Securities and Exchange Commission, and (iii) any and all other documents and papers relating thereto, and generally to do all such things in my name and on behalf of me in the capacities indicated to enable each Trust to comply with the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended, and thereunder, hereby ratifying and confirming my signature as it may be signed by said attorneys or each of them to any and all Registration Statements and amendments to said Registration Statement.

         IN WITNESS WHEREOF, I have hereunder set my hand on this 11th day of September, 2001.



/s/ Mary K. Bush                       /s/ John F. Cogan, Jr.
Mary K. Bush                           John F. Cogan, Jr.


/s/ Richard H. Egdahl                  /s/ Margaret B. W. Graham
Richard H. Egdahl, M.D.                Margaret B. W. Graham


/s/ Marguerite A. Piret                /s/ Stephen K. West
Marguerite A. Piret                    Stephen K. West


/s/ John Winthrop                      /s/ Vincent Nave
John Winthrop                          Vincent Nave


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                                POWER OF ATTORNEY
                                     ANNEX A

Pioneer International Value Fund
Pioneer Europe Fund
Pioneer International Equity Fund
Pioneer Emerging Markets Fund
Pioneer Indo-Asia Fund
Pioneer Mid-Cap Value Fund
Pioneer Mid-Cap Fund
Pioneer Growth Shares
Pioneer Small Company Fund
Pioneer Independence Fund
Pioneer Small-Cap Value Fund
Pioneer Balanced Fund
Pioneer Equity-Income Fund
Pioneer Fund
Pioneer Value Fund
Pioneer Real Estate Shares
Pioneer Limited Maturity Bond Fund
Pioneer America Income Trust
Pioneer Bond Fund
Pioneer Tax-Free Income Fund
Pioneer Money Market Trust
Pioneer Strategic Income Fund
Pioneer Tax-Managed Fund
Pioneer High Yield Fund
Pioneer Science & Technology Fund
Pioneer Large-Cap Value Fund
Pioneer Market Neutral Fund
Pioneer Global Telecoms Fund
Pioneer Global Financials Fund
Pioneer Global Health Care Fund
Pioneer Europe Select Fund
Pioneer Global High Yield Fund
Pioneer Global Value Fund
Pioneer Global Consumer Products & Services Fund
Pioneer Global Energy & Utilities Fund
Pioneer Global Industrial Products & Services Fund
Pioneer Interest Shares
Pioneer Variable Contracts Trust